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                                                     EX-99.B8K
                                                     Exhibit 24(b)(8)(K)
                                                     As of December 24, 1997


VIA UPS OVERNIGHT
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The Chase Manhattan Bank
4 Chase MetroTech Center
Brooklyn, New York  11245

Attention:  Global Custody Division

Re: Global Custody Agreement, Effective May 1, 1996 between The Chase Manhattan Bank and those registered investment companies (and on behalf of certain series thereof), listed on Schedule A attached thereto ("Agreement")
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Ladies and Gentlemen:

Pursuant to the provisions of Section 1 of the Agreement, the undersigned, on behalf of Delaware Pooled Trust, Inc. for the benefit of The Aggregate Fixed Income Portfolio and The Diversified Core Fixed Income Portfolio (each a "Portfolio") hereby appoints The Chase Manhattan Bank to provide custodial services for two Portfolios under and in accordance with the terms of the Agreement and accordingly, requests that the Portfolios be added to Schedule A to the Agreement effective December 24, 1997. Kindly acknowledge your agreement to provide such services and to add these Portfolios to Schedule A by signing in the space provided below.

                                    DELAWARE POOLED TRUST, INC.
                                    on behalf of The Aggregate Fixed Income
                                    Portfolio and The Diversified Core Fixed
                                    Income Portfolio

                                            /s/David K. Downes
                                    By:_________________________________
                                            David K. Downes
                                            Its: Executive Vice President
                                            Chief Operating Officer
                                            Chief Financial Officer
AGREED:

THE CHASE MANHATTAN BANK

     /s/Rosemary M. Stidmon
By:__________________________
     Rosemary M. Stidmon, Vice President
Its:_________________________